FOR IMMEDIATE RELEASE
NORWOOD FINANCIAL CORP ANNOUNCES INCREASED EARNINGS FOR THE FOURTH QUARTER AND YEAR

January 25, 2011- Honesdale, PA
Lewis J. Critelli, President and Chief Executive Officer of Norwood Financial Corp (Nasdaq Global Market – NWFL) and its subsidiary Wayne Bank today announced earnings for the three months ended December 31, 2010 of $1,808,000.  This represents an increase of $6,000 from the $1,802,000 earned in the comparable period of 2009.  Earnings per share (fully diluted) were $.65 in both three-month periods.  Net interest income before the provision for loan losses improved $89,000 over the same period of last year, but other income decreased $914,000 due primarily to $816,000 of bank-owned life insurance proceeds received in the fourth quarter of 2009.  The provision for loan losses was $270,000 in the current three month period compared to $1.1 million in the same period of last year, while operating expenses decreased $397,000 due largely to a $288,000 expense of Foreclosed Real Estate Owned recognized in the fourth quarter of 2009.  Annualized return on average assets for the current quarter was 1.33% with an annualized return on equity of 10.38%.  For the year ended December 31, 2010 net income totaled $7,313,000, an increase of $250,000, or 3.5% over the $7,063,000 earned in the prior year.  Earnings per share on a fully diluted basis were $2.64 for 2010, compared to $2.55 in 2009.  The return on average assets for the year was 1.37% with a return on average equity of 10.87%.
Total assets were $537.0 million as of December 31, 2010.  Loans receivable totaled $356.9 million as of December 31, 2010, with total deposits of $393.9 million and stockholders’ equity of $67.7 million.  The Company’s capital position remains strong and is at the top level of its peer group in all regulatory measures of capital.
Loans receivable decreased $6.6 million from the prior year-end due primarily to the sale of $12.4 million of fixed rate residential mortgages for purposes of interest rate risk management, as well as from payments received on outstanding loans.  Excluding these sales, residential mortgage loans would have increased $7.3 million.  Total commercial loans grew $1.8 million in 2010, while total installment loans decreased $3.3 million due primarily to a reduction in home equity loans outstanding as many of these balances were converted to permanent financing.   As of December 31, 2010, total non-performing loans were $4,080,000 and represented 1.14% of total loans compared to $5,015,000, or 1.38% as of December 31, 2009.  The decrease was principally due to the resolution of a large credit carried in the 2009 totals that was paid off during 2010.  For the three months and year ended December 31, 2010, net charge-offs totaled $167,000 and $837,000, respectively, compared to $310,000 and $465,000, respectively, for the corresponding periods in 2009.  With the continued economic instability, high unemployment and soft real estate market, the Company recorded a provision for loan losses of $270,000 for the three months ended December 31, 2010 and $1,000,000 for the year 2010 compared to $1,100,000 in the similar quarter in 2009 and $1,685,000 for the year 2009.  As of

December 31, 2010, the allowance for loan losses totaled $5,616,000 and 1.57% of total loans increasing from $5,453,000 and 1.50% of total loans at December 31, 2009.
Net interest income (fully taxable equivalent) totaled $5,201,000 for the three months ended December 31, 2010, an increase of $166,000, over the comparable period in 2009.  Net interest margin (fte) for the 2010 period was 4.04% increasing from 3.96% for the similar period in 2009.  The increase in net interest margin was principally due to the downward repricing of interest-bearing liabilities which year-over-year decreased fifty-five basis points compared to a thirty-six basis point reduction in the yield earned on assets.  For the year, net interest income (fte) totaled $20,662,000, an increase of $790,000 or 4.0% over 2009.  The net interest margin (fte) improved 1 basis point to 4.04% in 2010.
Other income for the three months ended December 31, 2010 totaled $1,011,000 compared to $1,925,000 for the similar period in 2009.  The decrease was principally due to $816,000 in proceeds from a bank-owned life insurance policy recognized in the fourth quarter of 2009.  Other income for the year ended  2010 totaled $4,064,000 compared to $5,392,000 in 2009, a decrease of $1,328,000.  The earnings and proceeds on bank owned life insurance policies totaled $391,000 in 2010 compared to $1,196,000 in 2009, while service charges and fees declined $245,000 related to service charges on deposits.  Gains on the sales of investment securities totaled $448,000 on sales of $23.9 million for the 2010 period compared to $463,000 on sales of $16.6 million for the 2009 period.  The Company also had a $150,000 gain on the sale of deposits related to a branch closure in the 2009 period.  The 2010 period includes $307,000 in gains and servicing rights on the sale of $12.4 million of mortgage loans compared to $481,000 in similar gains on sales of $21.6 million of mortgage loans and servicing rights in the 2009 period.

Other expense totaled $3,305,000 for the three months ended December 31, 2010, compared to $3,702,000 in the similar period of 2009.  The decrease was due partially to a higher level of foreclosed real estate costs which were $279,000 higher in the 2009 period.  For the year ended December 31, 2010, other expense totaled $12,753,000 compared to $13,471,000 for the similar period in 2009, a decrease of $718,000.  The decrease was due in part to a reduction in FDIC insurance assessments which decreased $236,000 from the 2009 total and a lower level of foreclosed real estate costs which totaled $41,000 in the 2010 period and $436,000 in 2009.  The 2009 period also included $267,000 related to the funding of an employee benefit plan.
Mr. Critelli commented, “Given the challenging economic environment we faced in 2010, we are pleased with our operating results.  Our core earnings are strong, our net interest margin exceeded 4% for the year and our regulatory capital levels are at the top of our peer group.  In addition, 2010 marks the nineteenth consecutive year in which we increased our cash dividend which totaled $1.13 per share in 2010 compared to $1.09 per share in 2009.  Though our credit quality ratios compare favorably to other banks, we still see the slow economic climate, high levels of unemployment and soft real estate market impacting our customers in 2011.  However, we believe we are well-positioned to take advantage of the opportunities available as the economy recovers from the instability of recent years.  We are also very enthusiastic regarding our pending merger with North Penn Bancorp.  This transaction will expand Wayne Bank’s footprint in Monroe County and give us an entry into Lackawanna County.  The merger is expected to close, pending regulatory approval, in the second quarter of 2011.  We look forward to welcoming the North Penn customers, stockholders and employees to Wayne Bank.”

Norwood Financial Corp., through its subsidiary Wayne Bank, operates eleven offices in Wayne, Pike and Monroe Counties, Pennsylvania.  The Company’s stock is traded on the Nasdaq Global Market, under the symbol, “NWFL”.

Forward-Looking Statements.
The Private Securities Litigation Reform Act of 1995 contains safe harbor provisions regarding forward-looking statements.  When used in this discussion, the words believes, anticipates, contemplates, expects, and similar expressions are intended to identify forward-looking statements.  Such statements are subject to certain risks and uncertainties, which could cause actual results to differ materially from those projected.  Those risks and uncertainties include changes in federal and state laws, changes in interest rates, risks associated with the proposed acquisition of North Penn Bancorp, the ability to control costs and expenses, demand for real estate and general economic conditions.  The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

Non-GAAP Financial Measures
This release references tax-equivalent net interest income, which is a non-GAAP (Generally Accepted Accounting Principles) financial measure.  Tax-equivalent net interest income is derived from GAAP using an assumed tax rate of 34%.  We believe the presentation of net interest income on a tax–equivalent basis ensures comparability of net interest income arising from both taxable and tax-exempt sources and is consistent with industry practice.  The following reconciles net interest income to net interest income on a fully taxable equivalent basis:

(dollars in thousands)	Three months ended December 31		Year ended December 31
	2010	2009	2010	2009
Net interest income	$4,916	$4,828	$19,664	$19,109
Tax equivalent basis adjustment using 34% marginal tax rate	285	207	998	763
Net interest income on a fully taxable equivalent basis	$5,201	$5,035	$20,662	$19,872

Contact:	William S. Lance
Senior Vice President &
Chief Financial Officer
NORWOOD FINANCIAL CORP.
570-253-8505
www.waynebank.com

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets
(dollars in thousands, except share data)
(unaudited)
	December 31
	2010	2009
ASSETS
Cash and due from banks	$5,782	$6,498
Interest-bearing deposits with banks	7,843	7,857
Federal funds sold	3,000	3,000
Cash and cash equivalents	16,625	17,355

Securities available for sale	145,815	130,577
Securities held to maturity, fair value 2010: $179 and 2009: $722	170	708
Loans receivable (net of unearned Income)	356,855	363,474
Less: Allowance for loan losses	5,616	5,453
Net loans receivable	351,239	358,021
Investment in FHLB Stock, at cost	3,361	3,538
Bank premises and equipment, net	4,904	5,189
Bank owned life insurance	8,249	7,889
Foreclosed real estate owned	748	392
Accrued interest receivable	2,166	2,200
Other assets	3,728	3,827
TOTAL ASSETS	$537,005	$529,696

LIABILITIES
Deposits:
Non-interest bearing demand	$62,238	$59,820
Interest-bearing	331,627	331,653
Total deposits	393,865	391,473
Short-term borrowings	33,309	25,803
Other borrowings	38,000	43,000
Accrued interest payable	1,536	2,057
Other liabilities	2,597	2,892
TOTAL LIABILITIES	469,307	465,225

STOCKHOLDERS' EQUITY
Common Stock, $.10 par value, authorized 10,000,000 shares
issued: 2,840,872	284	284
Surplus	9,826	9,764
Retained earnings	58,648	54,455
Treasury stock, at cost: 2010: 72,068 shares, 2009: 68,436 shares	(2,197)	(2,122)
Accumulated other comprehensive income	1,137	2,090
TOTAL STOCKHOLDERS' EQUITY	67,698	64,471

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$537,005	$529,696

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income
(dollars in thousands, except per share data)
(unaudited)
	Three Months Ended December 31		Year Ended December 31
	2010	2009	2010	2009
INTEREST INCOME
Loans receivable, including fees	$5,207	$5,428	$21,101	$21,523
Securities	1,052	1,283	4,529	5,293
Other	14	11	57	19
Total Interest income	6,273	6,722	25,687	26,835

INTEREST EXPENSE
Deposits	951	1,411	4,283	5,765
Short-term borrowings	30	63	117	292
Other borrowings	376	421	1,623	1,669
Total Interest expense	1,357	1,895	6,023	7,726
NET INTEREST INCOME	4,916	4,827	19,664	19,109
PROVISION FOR LOAN LOSSES	270	1,100	1,000	1,685
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	4,646	3,727	18,664	17,424

OTHER INCOME
Service charges and fees	551	622	2,231	2,476
Income from fiduciary activities	105	91	405	354
Net realized gains on sales of securities	68	40	448	463
Gains on sale of loans and servicing rights	99	185	307	481
Earnings and proceeds on life insurance policies	97	913	391	1,196
Gain on sale of deposits	0	0	0	150
Other	91	74	282	272
Total other income	1,011	1,925	4,064	5,392

OTHER EXPENSES
Salaries and employee benefits	1,663	2,009	6,507	6,829
Occupancy, furniture and equipment	370	360	1,560	1,591
Data processing related	196	195	803	788
Taxes, other than income	150	70	524	484
Professional Fees	292	109	650	411
FDIC Insurance assessment	117	93	474	710
Foreclosed real estate owned	9	288	41	436
Other	508	578	2,194	2,222
Total other expenses	3,305	3,702	12,753	13,471

INCOME BEFORE TAX	2,352	1,950	9,975	9,345
INCOME TAX EXPENSE	544	148	2,662	2,282
NET INCOME	$1,808	$1,802	$7,313	$7,063

Basic earnings per share	$0.65	$0.65	$2.65	$2.57

Diluted earnings per share	$0.65	$0.65	$2.64	$2.55

NORWOOD FINANCIAL CORP.
Financial Highlights (Unaudited)
(dollars in thousands, except per share data)

For the Three Months Ended December 31	2010	2009

Net interest income	$4,916	$4,827
Net income	1,808	1,802

Net interest spread (fully taxable equivalent)	3.74%	3.55%
Net interest margin (fully taxable equivalent)	4.04%	3.96%
Return on average assets	1.33%	1.35%
Return on average equity	10.38%	11.09%
Basic earnings per share	$0.65	$0.65
Diluted earnings per share	0.65	0.65

For the Year Ended December 31

Net interest income	$19,664	$19,109
Net income	7,313	7,063

Net interest spread (fully taxable equivalent)	3.72%	3.60%
Net interest margin (fully taxable equivalent)	4.04%	4.03%
Return on average assets	1.37%	1.38%
Return on average equity	10.87%	11.40%
Basic earnings per share	$2.65	$2.57
Diluted earnings per share	2.64	2.55

As of December 31

Total Assets	$537,005	$529,696
Total loans receivable	356,855	363,474
Allowance for loan losses	5,616	5,453
Total deposits	393,865	391,473
Stockholders' equity	67,698	64,471
Trust Assets under management	113,693	99,373

Book value per share	$24.45	$23.25
Equity to total assets	12.61%	12.17%
Allowance to total loans receivable	1.57%	1.50%
Nonperforming loans to total loans	1.14%	1.38%
Nonperforming assets to total assets	0.90%	1.00%

NORWOOD FINANCIAL CORP.
Consolidated Balance Sheets (unaudited)
(dollars in thousands)
	Dec 31	Sept 30	June 30	March 31	Dec 31
	2010	2010	2010	2010	2009
ASSETS
Cash and due from banks	$5,782	$9,057	$6,168	$7,945	$6,498
Interest-bearing deposits with banks	7,843	7,696	25,374	14,672	7,857
Federal funds sold	3,000	3,000	3,000	3,000	3,000
Cash and cash equivalents	16,625	19,753	34,542	25,617	17,355

Securities available for sale	145,815	139,308	141,245	125,653	130,577
Securities held to maturity	170	169	169	168	708
Loans receivable (net of unearned Income)	356,855	358,354	353,933	357,587	363,474
Less: Allowance for loan losses	5,616	5,513	5,421	5,362	5,453
Net loans receivable	351,239	352,841	348,512	352,225	358,021
Investment in FHLB stock	3,361	3,538	3,538	3,538	3,538
Bank premises and equipment, net	4,904	5,012	5,061	5,126	5,189
Foreclosed real estate owned	748	748	382	392	392
Other assets	14,143	13,188	13,131	13,798	13,916
TOTAL ASSETS	$537,005	$534,557	$546,580	$526,517	$529,696

LIABILITIES
Deposits:
Non-interest bearing demand	$62,238	$66,331	$63,408	$60,144	$59,820
Interest-bearing deposits	331,627	332,321	344,355	331,512	331,653
Total deposits	393,865	398,652	407,763	391,656	391,473
Other borrowings	71,309	62,530	67,378	64,781	68,803
Other liabilities	4,133	4,932	4,673	4,977	4,949
TOTAL LIABILITIES	469,307	466,114	479,814	461,414	465,225

STOCKHOLDERS' EQUITY	67,698	68,443	66,766	65,103	64,471

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$537,005	$534,557	$546,580	$526,517	$529,696

NORWOOD FINANCIAL CORP.
Consolidated Statements of Income (unaudited)
(dollars in thousands, except per share data)
	31-Dec	30-Sep	30-Jun	31-Mar	31-Dec
Three months ended	2010	2010	2010	2010	2009
INTEREST INCOME
Loans receivable, including fees	$5,207	$5,266	$5,218	$5,410	$5,428
Securities	1,052	1,115	1,141	1,221	1,283
Other	14	14	18	11	11
Total Interest income	6,273	6,395	6,377	6,642	6,722

INTEREST EXPENSE
Deposits	951	1,031	1,102	1,199	1,411
Borrowings	406	445	443	446	484
Total Interest expense	1,357	1,476	1,545	1,645	1,895
NET INTEREST INCOME	4,916	4,919	4,832	4,997	4,827
PROVISION FOR LOAN LOSSES	270	250	150	330	1,100
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	4,646	4,669	4,682	4,667	3,727

OTHER INCOME
Service charges and fees	551	587	570	523	622
Income from fiduciary activities	105	121	93	86	91
Net realized gains (losses) on sales of securities	68	161	64	155	40
Gains on sale of loans and servicing rights	99	3	130	75	185
Gain on sale of deposits	0	0	0	0	-
Earnings and proceeds on life insurance	97	96	96	102	913
Other	91	67	63	61	74
Total other income	1,011	1,035	1,016	1,002	1,925

OTHER EXPENSES
Salaries and employee benefits	1,663	1,657	1,572	1,615	2,009
Occupancy, furniture and equipment , net	370	388	408	394	360
Foreclosed real estate owned	9	3	13	16	288
FDIC insurance assessment	117	121	118	118	93
Other	1,146	943	1,065	1,017	952
Total other expenses	3,305	3,112	3,176	3,160	3,702

INCOME BEFORE TAX	2,352	2,592	2,522	2,509	1,950
INCOME TAX EXPENSE	544	702	704	712	148
NET INCOME	$1,808	$1,890	$1,818	$1,797	$1,802

Basic earnings per share	$0.65	$0.68	$0.66	$0.65	$0.65

Diluted earnings per share	$0.65	$0.68	$0.66	$0.65	$0.65

Book Value per share	$24.45	$24.79	$24.16	$23.52	$23.25

Return on average equity	10.38%	10.98%	11.03%	11.10%	11.09%
Return on average assets	1.33%	1.39%	1.36%	1.38%	1.39%

Net interest spread (fte)	3.74%	3.71%	3.64%	3.79%	3.55%
Net interest margin (fte)	4.04%	4.03%	3.96%	4.14%	3.96%

Allowance for loan losses to total loans	1.57%	1.54%	1.53%	1.50%	1.50%
Net charge-offs to average loans (annualized)	0.19%	0.18%	0.10%	0.47%	0.34%
Nonperforming loans to total loans	1.14%	1.02%	1.06%	1.12%	1.38%
Nonperforming assets to total assets	0.90%	0.82%	0.76%	0.83%	1.02%